UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2007
UDR, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-10524 (Commission File Number)	54-0857512 (I.R.S. Employer Identification No.)
1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
     On March 20, 2007, UDR, Inc. (the “Company”) entered into a Distribution Agreement with J.P. Morgan Securities Inc., Banc of America Securities LLC, Goldman, Sachs & Co., McDonald Investments Inc., Citigroup Global Markets Inc., SunTrust Capital Markets, Inc., Wells Fargo Securities, LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively, the “Agents”) with respect to the issue and sale by the Company of its Medium-Term Notes, Series A Due Nine Months or More From Date of Issue (the “Notes”). The Notes are to be issued pursuant to an Indenture, dated November 1, 1995, as amended, supplemented or modified from time to time, between the Company and U.S. Bank National Association, successor trustee to Wachovia Bank, National Association (formerly known as First Union National Bank of Virginia), as trustee. The Distribution Agreement dated March 20, 2007, is attached hereto and incorporated herein by reference as Exhibit 1.01. The form of Fixed Rate Note is attached hereto and incorporated herein by reference as Exhibit 4.01. The form of Floating Rate Note is attached hereto and incorporated herein by reference as Exhibit 4.02.
     Morrison & Foerster LLP, as counsel to the Company, has issued its validity opinion, which opinion is attached hereto and incorporated herein by reference as Exhibit 5.01. Morrison & Foerster LLP has also issued its opinion with respect to certain U.S. federal income tax matters, which opinion is attached hereto and incorporated herein by reference as Exhibit 8.01.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

1.01	Distribution Agreement dated March 20, 2007.

4.01	Form of Fixed Rate Note.

4.02	Form of Floating Rate Note.

5.01	Validity Opinion of Morrison & Foerster LLP.

8.01	Tax Opinion of Morrison & Foerster LLP.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, INC.
Date: March 22, 2007	/s/ David L. Messenger
David L. Messenger
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

1.01	Distribution Agreement dated March 20, 2007.

4.01	Form of Fixed Rate Note.

4.02	Form of Floating Rate Note.

5.01	Validity Opinion of Morrison & Foerster LLP.

8.01	Tax Opinion of Morrison & Foerster LLP.